Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Omnibus Stock Award Plan of our report dated March 8, 2022 (except as to Note 1(c) which is as of October 19, 2022), relating to the consolidated financial statements of Clearmind Medicine Inc. (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended October 31, 2023.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP
SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

December 9, 2024